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                                  EXHIBIT 23.2

                         Consent of Independent Auditors


The Board of Directors
Synopsys, Inc.:

We consent to the incorporation by reference in registration statements (Nos. 333-75638 and 333-67184) on Form S-4 and (Nos. 333-45056, 333-38810, 333-32130,
333-90643, 333-84279, 333-77597, 333-56170, 333-63216, 333-71056, and 333-50947)
on Form S-8 of Synopsys, Inc. of our report dated November 20, 2001, except as to Notes 9 and 11, which are as of December 20, 2001, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended October 31, 2001, the one-month period ended October 31, 1999, and the year ended September 30, 1999, and the related consolidated financial statement schedule, which reports appear in this annual report on Form 10-K of Synopsys, Inc.


                                             KPMG LLP


Mountain View, California
January 24, 2002